Exhibit 10.2
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, ALL AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
UNSECURED TERM PROMISSORY NOTE

$	Dated: , 2009
For Value Received, Veritec, Inc., a Nevada corporation (the “Maker” or “Company”), with its primary offices located at 2445 Winnetka Ave. N., Golden Valley, MN 55427 U.S.A., promises to pay to the order of                                                              or its registered assigns (the “Payee”), upon the terms set forth below, the principal sum of                                                              AND NO/100 DOLLARS ($                                                              ), with interest on the principal sum at the rate of eight percent (8%) per annum. THIS UNSECURED TERM PROMISSORY NOTE (this “Note”) is not secured by any security interest in any of the Company’s assets and the Company shall have no obligation to provide Payee with any collateral to secure repayment of the loan evidenced by this Note. This Note is the Note referred to the Subscription Agreement and Letter of Investment Intent by and between the Company and Payee, dated as of the date hereof.
1.	Payments.
(a)
The full amount of principal and accrued interest under this Note shall be due on the eighteen-month anniversary of the date of this Note, as first set forth above (the “Maturity Date”), unless converted earlier in accordance with the express terms of this Note.

(b)
Maker may prepay the principal sum and interest under this Note in whole or in part until the Maturity Date or such earlier time as the principal sum and interest become due in accordance with the terms of this Note.

(c)
Any payments of principal under and pursuant to this Note shall be made in cash, by either check or wire transfer of immediately available funds to the Payee pursuant to written instructions from the Payee.

2.	Events of Default.
(a)
An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)	any default in the Maker’s obligation to make payment of the principal or interest under this Note, as and when the same shall become due and payable;
(ii)
where Maker fails to observe or perform any material obligation or breaches any material term or provision of this Note and such failure or breach shall not have been remedied within ten (10) days after the date on which notice of such failure or breach shall have been delivered by Payee to Maker;

(iii)	a Change in Control (defined herein) of the Company; or
(iv)
where Maker commences, or there shall be commenced against Maker, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker, or there is commenced against Maker any such bankruptcy, insolvency or other proceeding which remains un-dismissed for a period of sixty (60) days from the date of commencement of such proceeding; or Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of sixty (60) days; or Maker makes a general assignment for the benefit of creditors; or Maker shall fail to pay, or shall state in writing that it is unable to pay its debts generally as they become due.

(b)
For purposes of the foregoing, a “Change in Control” shall mean the occurrence after the date hereof of any of (i) an acquisition by one or more investors of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of more than 33% of the voting securities of the Company, or (ii) the Company’s merger into or consolidation with any other firm or entity or association, or the merger or consolidation of any other firm, entity or association into or with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another firm, entity or association and the shareholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three-year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above. Notwithstanding anything to the contrary contained herein, the acquisition by Van Thuy Tran, Larry Johanns, The Matthews Group, or any of their respective successors in interest, nominees, trustees, executors, other person or entity in a representative capacity, of any additional equity securities of the Company, shall not be considered a Change in Control.

(c)
If any Event of Default occurs, then the full principal amount of this Note, together with all accrued interest thereon, shall at the Payee’s election become immediately due and payable in the manner described in Section 1 of this Note, above. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.	Conversion.
(a)
At the election of the Payee on or before the Maturity Date, the entire principal and accrued but unpaid interest under this Note (the “Note Amount”) shall be converted and be applied as provided in this Section 3.

(b)
Any conversion of the Note Amount shall convert into purchase price payable for the convertible promissory notes, warrants or other securities of the Company (the “Securities”), contemplated to be sold in connection with an anticipated financing transaction (the “Proposed Transaction”). As soon as is practicable prior to the closing of a Proposed Transaction, the Company will notify Payee of such Proposed Transaction (the “Conversion Notice”). Payee will have five (5) days after receipt of the Conversion Notice to notify the Company in writing that it intends to convert this Note into Securities as part of the Proposed Transaction. Upon any conversion pursuant to this Section 3, the Payee will promptly upon the Company’s request (and in any event within ten (10) business days) surrender this Note for cancellation on the Company’s books and records or, in cases where the Note has been lost or misplaced, a duly executed affidavit of loss with respect to the Note, in form and substance reasonably satisfactory to the Company. Upon conversion, and regardless of whether this Note has at that time been surrendered, the Company shall be entitled to cancel this Note on its books and records. Payee will promptly execute such agreements and other documents as the other investors in the Proposed Offering under which the Note will be converted are required to execute in form and substance reasonably satisfactory to the Company.

4.
No Waiver of Payee’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

5.	Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.
6.
Cumulative Rights and Remedies. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time.

7.
Collection Expenses. If Payee shall commence an action or proceeding to enforce this Note, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys’ fees incurred with the investigation, preparation and prosecution of such action or proceeding.

8.
Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

9.
Successors and Assigns. This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term “Payee” as used herein, shall also include any endorsee, assignee or other holder of this Note.

10.
Lost or Stolen Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

11.
Governing Law; Dispute Resolution. This Note shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles. Any judicial action to enforce any right of any party under this Note may be brought and maintained in Minnesota state or federal courts located in Hennepin County. Accordingly, the parties hereby submit to the process, jurisdiction and venue of any such court. Each party hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of Minnesota or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

13.
Notice. Any and all notices or other communications or deliveries to be provided by the Payee hereunder shall be in writing and delivered to the Company at the address of its principal place or business, or to the Payee at the following address:                                                             .

In Witness Whereof, the undersigned signs this Note as and on behalf of the “Maker” and not as a surety or guarantor or in any other capacity.

VERITEC, INC., a Nevada corporation
By:
Name:
Title: